UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2006 (December 15, 2005)

M & F WORLDWIDE CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13780	02-0423416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 East 62nd Street, New York, New York 10021
(Address of Principal Executive Offices) (Zip Code)

212-572-8600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

M & F Worldwide Corp. (the ‘‘Company’’) filed a Current Report on Form 8-K (‘‘Initial 8-K’’) in connection with its completion of the acquisition (the ‘‘Acquisition’’) of Clarke American Corp. (‘‘Clarke’’) on December 15, 2005. As permitted under Item 9.01 of Form 8-K, the financial statements of Clarke (the ‘‘Acquired Business Financial Statements’’) and pro forma financial information with respect to the Acquisition (the ‘‘Pro Forma Financial Information’’) were omitted.

This Current Report on Form 8-K/A amends the Initial 8-K to include the Acquired Business Financial Statements and the Pro Forma Financial Information.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Effective April 1, 2005, the business operated by Clarke and acquired by the Company in the Acquisition (the ‘‘Acquired Business’’) was acquired by Honeywell International Inc. (‘‘Honeywell’’), when a subsidiary of Honeywell acquired Novar plc, the parent of Novar USA Inc. (‘‘Novar USA’’). At April 1, 2005, Novar USA held the Acquired Business, along with a number of other businesses. On May 5, 2005, Honeywell reorganized the business of Novar USA so that other businesses held by Novar USA were transferred out of Novar USA, with the Acquired Business remaining as the only one held by Novar USA. In the Acquisition, the Company purchased all of the outstanding stock of Novar USA. The Acquired Business Financial Statements are those of Novar USA, giving effect to the acquisition by Honeywell and the subsequent May 5, 2005 reorganization. As a result of the acquisition by Honeywell, effective April 1, 2005, and the resulting change in ownership, under GAAP, Novar USA is required to present separately its operating results for the predecessor period in the nine months ended September 30, 2005 (January 1, 2005 through March 31, 2005) and the successor period in the nine months ended September 30, 2005 (April 1, 2005 through September 30, 2005). The results of operations for the successor period from April 1, 2005 through September 30, 2005 reflect the preliminary allocation, in accordance with Statement of Financial Accounting Standards No. 141, ‘‘Business Combinations,’’ of the purchase price paid by Honeywell for the Novar USA assets.

The Acquired Business was not a separate, stand-alone entity from Novar plc during the predecessor fiscal years ended December 31, 2002, 2003 and 2004 or for the predecessor nine months ended September 30, 2004 or three months ended March 31, 2005, and the Acquired Business was not a separate, stand-alone entity from Honeywell during the successor six months ended September 30, 2005. The accompanying financial statements for those periods have been prepared as if each of the Acquired Business had existed as a stand-alone entity for the periods presented. All of the Acquired Business Financial Statements included in this report reflect balances that were directly attributable to the Acquired Business. However, certain amounts of the corporate expenses of the relevant parent company of the Acquired Business that were incurred while the Acquired Business was not a stand-alone entity, including legal, tax, accounting, risk management, infrastructure and other costs, although not directly attributable to the Acquired Business, have been allocated to the Acquired Business on a basis Clarke and each then current parent company believed to be a reasonable reflection of the benefits received. Nevertheless, the costs as allocated to the Acquired Business are not necessarily indicative of the costs that would have been incurred if the Acquired Business had performed these functions as a stand-alone entity. For this reason, the Acquired Business Financial Information included in this report does not necessarily reflect the financial position, results of operations, changes in stockholder’s deficit and cash flows in the future or what they would have been if Clarke or the Acquired Business had been a separate, stand-alone entity during the periods presented.

The following Acquired Business Financial Statements (including the related notes) are attached to this report as Exhibit 99.1 and are incorporated herein by reference:

•	Audited consolidated balance sheets of Novar USA as of December 31, 2004 and 2003 and the related statements of income, cash flows and stockholder’s deficit for the years ended December 31, 2004, 2003 and 2002 (all of which are periods of the Predecessor); and

•	Unaudited consolidated interim balance sheets of Novar USA as of September 30, 2005 (Successor) and December 31, 2004 (Predecessor) and the related statements of income and cash flows for the six months ended September 30, 2005 (Successor), the three months ended March 31, 2005 (Predecessor) and the nine months ended September 30, 2004 (Predecessor).

(b) Pro Forma Financial Information

The following unaudited Pro Forma Financial Information (including the related notes) with respect to the Acquisition is attached to this report as Exhibit 99.2 and is incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005;

•	Unaudited Pro Forma Condensed Consolidated Statement of Income for the Nine Months Ended September 30, 2005; and

•	Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2004.

(c) Exhibits

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP
99.1	Acquired Business Financial Statements listed in Item 9.01(a) above
99.2	Pro Forma Financial Information listed in Item 9.01(b)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F Worldwide Corp.
By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz, Esq. Title: Executive Vice President and General Counsel

Date: February 21, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP
99.1	Acquired Business Financial Statements listed in Item 9.01(a) above
99.2	Pro Forma Financial Information listed in Item 9.01(b)